UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

            October 12, 2006 (October 11, 2006)
Date of Report (date of earliest event reported)

MIDAMERICAN ENERGY HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation)	1-14881 (Commission File Number)	94-2213782 (IRS Employer Identification No.)
666 Grand Avenue, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 242-4300

                                        N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 11, 2006, MidAmerican Energy Holdings Company (the ‘‘Company’’) announced that it had extended its offer (the ‘‘Exchange Offer’’) to exchange up to $1,700,000,000 in aggregate principal amount of its new registered 6.125% Senior Bonds due April 1, 2036 for up to $1,700,000,000 in aggregate principal amount of its currently outstanding 6.125% Senior Bonds due April 1, 2036 (‘‘Original Bonds’’) to 5:00 p.m., New York City time, on October 16, 2006.

The extension of the Exchange Offer has been made to allow holders of outstanding Original Bonds who have not yet tendered their Original Bonds for exchange to do so. As of the close of business on October 11, 2006, approximately $1,693,923,000 in aggregate principal amount of the Original Bonds had been validly tendered for exchange and not withdrawn.

The Exchange Offer was originally scheduled to expire at 5:00 p.m., New York City time, on October 11, 2006. Other than the extension described herein, all of the terms of the Exchange Offer remain unchanged.

This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy securities. The Exchange Offer is made by means of a prospectus dated September 11, 2006, which has been filed with the U.S. Securities and Exchange Commission.

A copy of the press release issued by the Company regarding the extension of the Exchange Offer is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of MidAmerican Energy Holdings Company dated October 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2006	MIDAMERICAN ENERGY HOLDINGS COMPANY
By: /s/ Douglas L. Anderson
	Name:	Douglas L. Anderson
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of MidAmerican Energy Holdings Company dated October 11, 2006.